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EXHIBIT 16.1


September 23, 1997




Securities and Exchange Commission
Washington, DC  20549




Re:  First Commonwealth Financial Corporation
     File No. 0-11242




Dear Sir or Madam:

We have read Item 4 of the Form 8-K of First Commonwealth
Financial Corporation (Commission File No. 0-11242) dated
September 23, 1997, and agree with the statements in Item 4(a) contained herein.

Very truly yours,




/S/GRANT THORNTON, LLP